UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2005
PLATO LEARNING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20842	36-3660532

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10801 Nesbitt Avenue South, Bloomington, MN	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On December 13, 2005, we issued a press release, attached hereto as Exhibit 99.1, announcing our fourth quarter and fiscal year 2005 financial results.
Item 2.06. Material Impairments.
On December 13, 2005, we issued a press release, attached hereto as Exhibit 99.1, announcing our fourth quarter and fiscal year 2005 financial results. Our financial results included a material impairment charge in the amount of $13.2 million related to certain capitalized product development and purchased technology assets. These charges were primarily due to changes in our product strategy and to lower expected future revenues for some purchased technology assets. None of these impairment charges are expected to result in future cash expenditures.
Item 7.01. Regulation FD Disclosure.
On December 13, 2005, we held our regularly scheduled conference call with the investment community to discuss our fourth quarter and fiscal year 2005 financial results. A transcript of our prepared remarks for this conference call is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit 99.1	Press Release dated December 13, 2005.

Exhibit 99.2	Transcript of prepared remarks for our fourth quarter and fiscal year 2005 earnings release conference call on December 13, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PLATO LEARNING, INC.
December 13, 2005	By	/s/ Laurence L. Betterley
Senior Vice President and
Chief Financial Officer

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